Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States	Facsimile:
+1 212 446 4900
+1 212 446 4800

www.kirkland.com

September 24, 2021

RBC Bearings Incorporated
One Tribology Center

102 Willenbrock Road
Oxford, Connecticut 06478

Re: Public Offering of RBC Bearings Incorporated

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by RBC Bearings Incorporated (the “Company”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) an unspecified number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) an unspecified number of shares of preferred stock, par value $0.01 per share, of the Company, which may be convertible into shares of Common Stock (the “Preferred Stock”).

Pursuant to the Registration Statement, the Company has proposed to issue and sell (i) 3,000,000 shares of Common Stock (the “Firm Common Shares”) and an additional 450,000 shares of Common Stock (the “Option Common Shares” and, together with the Firm Common Shares, the “Common Shares”) to cover the exercise of the Underwriters’ (as defined below) option to purchase additional shares of Common Stock, all of which are to be sold to the Underwriters pursuant to that certain Underwriting Agreement, dated as of September 21, 2021 (the “Common Shares Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”); and (ii) 4,000,000 shares of the Company’s 5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Firm Mandatory Convertible Preferred Shares”), and an additional 600,000 shares of the Company’s 5.00% Series A Mandatory Convertible Preferred Stock (the “Option Mandatory Convertible Preferred Shares” and, together with the Firm Mandatory Convertible Preferred Shares, the “Mandatory Convertible Preferred Shares”; such Mandatory Convertible Preferred Shares, together with the Common Shares, the “Securities”) to cover the exercise of the Preferred Underwriters’ (as defined below) option to purchase additional shares of 5.00% Series A Mandatory Convertible Preferred Stock, all of which are to be sold to the Preferred Underwriters pursuant to that certain Underwriting Agreement, dated as of September 21, 2021 (the “Mandatory Convertible Preferred Shares Underwriting Agreement” and, together with the Common Shares Underwriting Agreement, the “Underwriting Agreements”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto (the “Preferred Underwriters”). The Mandatory Convertible Preferred Shares are convertible into shares of Common Stock pursuant to the certificate of designations (the “Certificate of Designations”) establishing the terms of the Mandatory Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the date hereof.

Austin Bay Area Beijing Boston Brussels Chicago Dallas Hong Kong Houston London Los Angeles Munich Paris Shanghai Washington, D.C.

RBC Bearings Incorporated
September 24, 2021

In connection with this opinion and the registration, issuance and sale of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company, with respect to the registration, issuance and sale of the Securities, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated September 20, 2021, filed with the Registration Statement relating to the offering of the Securities, (v) the preliminary prospectus supplement, dated September 20, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Common Shares (the “Common Shares Preliminary Prospectus Supplement”), (vi) the preliminary prospectus supplement, dated September 20, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Mandatory Convertible Preferred Shares (the “Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement” and, together with the Common Shares Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), (vii) the final prospectus supplement, dated September 21, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Common Shares (the “Common Shares Final Prospectus Supplement”), (viii) the final prospectus supplement, dated September 21, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Mandatory Convertible Preferred Shares (the “Mandatory Convertible Preferred Shares Final Prospectus Supplement” and, together with the Common Shares Final Prospectus Supplement and the Preliminary Prospectus Supplements, the “Prospectus Supplements”), (ix) the Underwriting Agreements and (x) the Certificate of Designations.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

RBC Bearings Incorporated
September 24, 2021

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that:

1.	The Securities are duly authorized, and when the Securities are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreements, the Securities will be validly issued, fully paid and non-assessable; and

2.	When the shares of Common Stock initially issuable pursuant to the Certificate of Designations upon conversion of the Mandatory Convertible Preferred Shares have been issued and delivered by the Company in accordance with the Certificate of Designations and the terms of the Mandatory Convertible Preferred Shares, the shares of Common Stock will be validly issued, fully paid and non-assessable.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

RBC Bearings Incorporated
September 24, 2021

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplements constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP